UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 22, 2021

Nuwellis, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, MN 55344
(Address of Principal Executive Offices) (Zip Code)

(952) 345-4200
(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NUWE	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Effective as of November 18, 2021, Nuwellis, Inc. (f/k/a CHF Solutions, Inc., the “Company”) entered into a Fourth Amendment (the “Fourth Amendment”) to the Company’s lease, as amended (the “Lease”) with Capital Partners Industrial Fund I, LLLP, a Minnesota limited liability partnership (“Landlord”) relating to office space leased by the Company in Eden Prairie, Minnesota. The Lease is currently scheduled to expire on March 31, 2022. Pursuant to the Fourth Amendment, the term of the Lease was extended for an additional sixty (60) months, expiring on March 31, 2027 (the “Extended Term”).  Beginning April 1, 2022, the monthly base rent shall be $10.50 per square foot, subject to an annual increase of up to $0.34 per square foot through the Extended Term. Pursuant to the terms and conditions of the Fourth Amendment, the Company no longer holds any option rights that were contained in the Lease to extend or renew the Lease or to expand the premises.  The Fourth Amendment was actually executed by the Landlord on November 22, 2021.

The description of the Fourth Amendment above is qualified in its entirety by reference to the text of the Fourth Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Fourth Amendment to Lease, dated as of November 18, 2021, by and between Capital Partners Industrial Fund I, LLLP and Nuwellis, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2021	NUWELLIS, INC.

	By:	/s/ GEORGE MONTAGUE
	Name:	George Montague
	Title:	Chief Financial Officer